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                                                                    EXHIBIT 5.1

                                 ROGER M. BARZUN
                                 ATTORNEY AT LAW
                                60 HUBBARD STREET
                          CONCORD, MASSACHUSETTS 01742

                                                   TELEPHONE:  (978) 287-4275
                                                   FACSIMILE:  (978) 287-4276



                                                           February 4, 1998
Wahlco Environmental Systems, Inc.
3600 West Segerstrom Avenue
Santa Ana, California 92704-6495

Gentlemen:

I am General Counsel of Wahlco Environmental Systems, Inc. and in that capacity, this opinion is delivered to you in connection with the registration statement on Form S-1 filed with the Securities and Exchange Commission on behalf of Wahlco Environmental Systems, Inc. (the "Company"), under the Securities Act of 1933 on December 19, 1997 (File No. 333-42805) (the "Registration Statement") relating to 27,112,000 shares of the common stock, $0.01 par value per share (the "Common Stock") of the Company to be sold in connection with a rights offering of the Company (the "Rights Offering").

I am familiar with the Company's Restated Certificate of Incorporation, By-Laws and its corporate minute book as well as the Registration Statement. I have also examined such other documents, records and certificates and made such further investigation as I have deemed necessary for the purposes of this opinion.

Based upon and subject to the foregoing, I am of the opinion that the shares of Common Stock when issued against receipt of the purchase price therefor and in conformity with the terms and conditions of the Rights Offering will be duly authorized, validly issued, fully paid and non-assessable.

I understand that this opinion is to be used in connection with the Registration Statement and accordingly I consent to the filing of this opinion as an exhibit to the Registration Statement. I further consent to the reference to me under the heading "Legal Matters" in the Registration Statement

                                                            Very truly yours,

                                                         /s/  Roger M. Barzun